EXHIBIT 99.1


HAMPSHIRE GROUP, LIMITED
                  STOCK SYMBOL: HAMP
CONTACT:          Charles W. Clayton
PHONE:            (864) 225-6232
FACSIMILE:        (864) 225-4421



                              FOR IMMEDIATE RELEASE

                      HAMPSHIRE GROUP, LIMITED CFO RESIGNS

     Anderson, SC, November 21, 2003...Hampshire Group, Limited (NASDAQ: HAMP) today announced its Chief Financial Officer, William W. Hodge, has expressed his intent to leave the company to pursue other business opportunities. The company named Charles W. Clayton, Treasurer of the company, to assume the responsibilities of CFO.

     "I want to thank Bill for his dedication and service throughout his tenure here at Hampshire." said Ludwig Kuttner, Chairman and Chief Executive Officer of Hampshire Group, Limited. "We wish Bill the best as he moves on to his next challenge."

     Mr. Kuttner added that the company is fortunate that Charles Clayton, Hampshire's former CFO, will step in and fill the role of CFO until a permanent successor is named.

     Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of sweaters in North America and a leading supplier of women's related separates.

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          "Cautionary Disclosure Regarding Forward-Looking Statements"

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to carefully review other filings by the Company with the Securities and Exchange Commission which attempt to advise interested parties of the factors which affect the Company's business.